UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) December 16, 1998
                                                          -----------------





                                   EG&G, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)





         Massachusetts               1-5075                 04-2052042
         -------------               ------                 ----------
       (State or other      (Commission File Number)    (IRS Employer
        jurisdiction of                                 Identification No.)
        incorporation)



       45 William Street, Wellesley, Massachusetts              02481
       -------------------------------------------              -----
       (Address of principal executive offices)               (Zip Code)



                                 (781) 237-5100
                                 --------------
              (Registrant's telephone number, including area code)



                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On December 16, 1998, Lighthouse Weston Corp. ("Lighthouse"), a Delaware corporation and a wholly owned subsidiary of the Company, completed its tender offer for shares of common stock, par value $0.01 per share (the "Shares"), of Lumen Technologies, Inc. ("Lumen"), a Delaware corporation engaged in the business of developing, manufacturing and marketing specialty light sources and related products for markets requiring advanced optical technologies.

On December 16, 1998, Lighthouse accepted for payment all of the 18,654,227 Shares which were validly tendered and not properly withdrawn pursuant to a tender offer commenced on October 27, 1998 by Lighthouse. This number of shares equaled approximately 92.3% of the Lumen's outstanding common stock at December 16, 1998. Lighthouse paid $7.75 in cash for each Share pursuant to the tender offer, which expired at 6:00 p.m., New York City time, on December 15, 1998.

The tender offer was made pursuant to an Agreement and Plan of Merger, dated as of October 21, 1998 (the "Merger Agreement"), by and among the Company, Lighthouse and Lumen. The Merger Agreement provides that, following the consummation of the Offer and satisfaction of the other conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the Delaware Corporation Law (the "Delaware Law"), Lighthouse will be merged with and into Lumen (the "Merger"), Lumen will be the surviving corporation (the "Surviving Corporation") and the Surviving Corporation will be a wholly owned subsidiary of the Company. Upon the effective time of the Merger, each outstanding share (other than shares held by the Company, Lighthouse or Lumen or any direct or indirect subsidiary of the Company, Lighthouse or Lumen, and shares held by stockholders, if any, who are entitled to and perfect their appraisal rights under Section 262 of the Delaware Law) will be cancelled and converted into the right to receive $7.75 per share in cash, without interest thereon. Pursuant to the Delaware Law, Lighthouse can effect the Merger without obtaining any further approval from the directors or stockholders of Lumen. Lighthouse expects to effect the Merger on or about January 4, 1999.

The total amount of funds required by Lighthouse to purchase the 18,654,227 Shares pursuant to the offer and to pay related fees and expenses was approximately $145 million. Lighthouse obtained such funds from EG&G, and EG&G obtained such funds from its available corporate funds and from the issuance of commercial paper.

The terms of the acquisition were determined on the basis of arm's length negotiations. Prior to the execution of the Agreement, neither the Company nor any of its affiliates had any material relationship with Lumen or any of its affiliates.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of Businesses Acquired
         The financial statements required by this item are not included with this initial report. The required financial statements will be filed by amendment not later than March 1, 1999.

(b)      Pro Forma Financial Information
         The pro forma financial information required by this item is not included with this initial report. The required pro forma financial information will be filed by amendment not later than March 1, 1999.

(c)      Exhibits
         Exhibit 2 - Agreement and Plan of Merger dated as of October 21, 1998 by and among EG&G, Inc., Lighthouse Weston Corp. and Lumen Technologies, Inc. (incorporated by reference from Exhibit (c)(1) to
         Schedule 14D-1 filed by the Company with the Securities and Exchange Commission on October 27, 1998).

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EG&G, Inc.


                                        By /s/ John F. Alexander, II
                                           ----------------------------
                                           Senior Vice President and
                                           Chief Financial Officer
                                           (Principal Financial Officer)

Date: December 30, 1998
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